UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2018

Cohu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12367 Crosthwaite Circle, Poway, California	92064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed in greater detail below, Cohu, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders on May 16, 2018 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation in order to enable implementation of majority voting for uncontested director elections, and to make certain other administrative or immaterial revisions to remove outdated provisions that no longer have any effect, provisions that are duplicative of the operative provisions of Delaware law, and provisions that are redundant, as well as adding a severability provision. These revisions are discussed in greater detail in the definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 3, 2018. The plurality voting provision that had existed in the Amended and Restated Certificate of Incorporation had provided that the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be elected. Accordingly, on May 16, 2018, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation implementing the approved changes (the “Restated Certificate”), and the Restated Certificate was effective as of that date. This description of the Restated Certificate is qualified in its entirety by reference to the Restated Certificate filed herewith as Exhibit 3.1.

In addition, the Board had previously approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Restated Bylaws”), to be effective upon the amendment of the Amended and Restated Certificate of Incorporation to implement majority voting for uncontested director elections, and to make certain other administrative or immaterial revisions. Under this majority voting standard, each vote is required to be counted “for” or “against” the director’s election. To be elected, votes cast “for” a nominee’s election must exceed the votes cast “against” the nominee’s election. Stockholders will also be entitled to abstain with respect to the election of a director, but abstentions will have no effect on the outcome of a vote. In contested elections, directors will be elected by a plurality of the votes cast. This description of the Restated Bylaws is qualified in its entirety by reference to the Restated Bylaws filed herewith as Exhibit 3.2.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on May 16, 2018. At the Annual Meeting, the Company’s stockholders cast their votes on four proposals, as set forth below. The Company had 28,551,897 shares outstanding on the March 19, 2018 record date and 26,836,570 (94%) were represented at the meeting.

Proposal 1. Election of Directors.

Andrew M. Caggia was elected as a director of the Company. The results of the vote were as follows:

Votes For – 21,532,121; Votes Withheld – 2,687,717; Broker Non-Votes – 2,616,732

Luis A. Müller was elected as a director of the Company. The results of the vote were as follows:

Votes For – 23,576,443; Votes Withheld – 643,395; Broker Non-Votes – 2,616,732

The remaining directors continuing in office until 2019 are Steven J. Bilodeau and James A. Donahue, and until 2020 are William E. Bendush and Robert L. Ciardella.

Proposal 2. The advisory vote on executive compensation of Named Executive Officers, as disclosed in the Proxy Statement, was approved. The results were as follows:

Votes For – 23,158,336; Votes Against – 888,890; Abstentions – 172,612; Broker Non-Votes – 2,616,732

Proposal 3. The vote to approve amendments to Cohu’s Amended and Restated Certificate of Incorporation to enable implementation of majority voting for uncontested director elections, and to make certain other administrative or immaterial revisions:

Votes For – 24,155,207; Votes Against – 44,242; Abstentions – 20,389; Broker Non-Votes – 2,616,732

Proposal 4. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 29, 2018 was approved. The results were as follows:

Votes For – 26,033,034; Votes Against – 787,761; Abstentions – 15,775 ; Broker Non-Votes – 0

Other presentation material from the Annual Meeting is available at www.cohu.com/investors/presentations.htm

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation, dated May 16, 2018
3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

May 17, 2018	By:	/s/ Jeffrey D. Jones
Name: Jeffrey D. Jones
Title: VP Finance and Chief Financial Officer